UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2026 (June 5, 2026)
WILLSCOT HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6400 East McDowell Road, Suite 300
Scottsdale, Arizona 85257

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of         1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Stockholders of WillScot Holdings Corporation (the “Company”), held on June 5, 2026 (the “Annual Meeting”), the stockholders approved the WillScot Holdings Corporation 2026 Incentive Award Plan (the “2026 Plan”), which had been previously approved by the Company’s Board of Directors subject to stockholder approval. The 2026 Plan replaces the WillScot Holdings Corporation 2020 Incentive Award Plan (the “2020 Plan”) as the source of equity awards granted on or after June 5, 2026. The 2026 Plan authorizes the issuance of up to 5,705,781 shares of the Company’s common stock (5,750,000 shares less 44,219 shares of restricted common stock issued to the Company’s non-employee directors on June 4, 2026 under the 2020 Plan). No additional awards will be made under the 2020 Plan.

The material terms of the 2026 Plan are described under “Proposal 5 - Approval of the WillScot Holdings Corporation 2026 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2026. This description is incorporated by reference in Item 5.02 of this Current Report on Form 8-K. The description of the material terms of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, stockholders voted on five proposals. The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Proposal 1: Election of Directors

The stockholders voted for all nine of management’s nominees for election as directors to serve for a term that will expire at the 2027 annual meeting of stockholders or until their successors are elected and qualified. The results of the vote taken are as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Timothy D. Boswell	166,304,397	151,018	105,893	6,676,367
Erika T. Davis	163,808,457	2,676,285	76,566	6,676,367
Gerard E. Holthaus	158,017,733	8,483,965	59,610	6,676,367
Worthing F. Jackman	165,331,473	1,181,795	48,040	6,676,367
Natalia N. Johnson	165,817,765	672,354	71,189	6,676,367
Rebecca L. Owen	159,973,268	6,512,047	75,993	6,676,367
Jeff Sagansky	160,087,407	6,425,505	48,396	6,676,367
Michael W. Upchurch	163,103,459	3,393,971	63,878	6,676,367
Dominick Zarcone	166,291,633	210,549	59,126	6,676,367

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote taken are as follows:

For	Against	Abstain
172,744,598	427,067	66,010

Proposal 3: Approval, by Advisory Vote, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory and non-binding basis, the compensation of the Company's named executive officers. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
162,254,222	4,185,472	121,614	6,676,367

Proposal 4: Approval, by Advisory Vote, of the Frequency of Advisory Vote on the Compensation of the Company's Named Executive Officers

The stockholders approved, on an advisory and non-binding basis, a one-year frequency of the future advisory votes on the compensation of the named executive officers. The results of the vote taken are as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
163,926,820	16,032	2,562,964	55,492	6,676,367

Proposal 5: Approval of the WillScot Holdings Corporation 2026 Incentive Award Plan

The stockholders approved the 2026 Plan. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
164,794,091	1,689,226	77,991	6,676,367

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	WillScot Holdings Corporation 2026 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 22, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Holdings Corporation

Dated: June 8, 2026	By:	/s/ Matthew T. Jacobsen
Name: Matthew T. Jacobsen
Title: Executive Vice President, Chief Financial Officer